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As filed with the Securities and Exchange Commission on March 3, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aphria Inc.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant's name into English)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

98 Talbot St. W.
Leamington, Ontario N8H 1M8
Canada
Tel: (844) 427-4742

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher P. Giordano
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

          Emerging growth company ☒

          If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common shares underlying warrants	7,022,472	$7.01	$49,227,529	$6,390

(1)
Consists of 7,022,472 common shares issuable upon the exercise of 7,022,472 issued and outstanding warrants to purchase the registrant's common shares. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using the noon-buying rate of one Canadian dollar to $0.7566 U.S. dollars, as announced by the Federal Reserve on February 21, 2020.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 3, 2020

PROSPECTUS

APHRIA INC.

7,022,472 Common Shares

This prospectus relates to the issuance of up to 7,022,472 of our common shares (the "common shares") upon the exercise of 7,022,472 issued and outstanding warrants to purchase our common shares at an exercise price of C$9.26 per share (the "warrants"). The warrants were initially issued on January 31, 2020 to an institutional investor pursuant to a securities purchase agreement, dated January 30, 2020.

We will not receive any proceeds from the sale of our common shares by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.

Our common shares are listed on the New York Stock Exchange ("NYSE") and the Toronto Stock Exchange ("TSX") under the symbol "APHA."

You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any documents we incorporate by reference, before you invest in our common shares. Investing in our common shares involves risks. See "Risk Factors" beginning on page 7 of this prospectus and "Industry Trends and Risks" in our most recent Management's Discussion and Analysis, which is updated on a quarterly basis and incorporated by reference herein, as well as any similar sections concerning factors you should consider before investing in our common shares contained in any other documents we incorporate by reference or include in any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. To the extent appropriate, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. This prospectus provides you with a general description of our common shares that we may offer. This prospectus may be supplemented from time to time by one or more prospectus supplements. The prospectus supplement may add, update or change information contained in, or incorporated by reference into, this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

        We are responsible for the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurances as to the reliability of, additional, different or inconsistent information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, our common shares are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC's website as described below under the heading "Where You Can Find More Information." Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        In this prospectus, unless otherwise specified or the context otherwise requires, "Canadian dollars" or "C$" means the lawful currency of Canada and "U.S. dollars" or "$" means lawful currency of the United States.

        Except where the context requires otherwise, references in this prospectus to "Aphria," "Company," "we," "us," and "our" are to Aphria Inc., together with its consolidated subsidiaries.

 FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference herein contain certain "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") which are based upon the Company's current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as "expect," "likely", "may," "will," "should," "intend," or "anticipate", "potential", "proposed", "estimate" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking statements included in this prospectus or any prospectus supplement should not be unduly relied upon. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

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  the competitive and business strategies of the Company;

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  the intention to grow the business, operations and potential activities of the Company;

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  the ongoing expansion of the Company's facilities, its costs and receipt of approval from Health Canada to complete such expansion and increase production and sale capacity;

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  the expected production capacity of the Company;

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  the success of the entities the Company acquires and the Company's collaborations;

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  the market for the Company's current and proposed market offerings, as well as the Company's ability to capture market share;

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  the benefits and applications of the Company's product offering and expected sales mix thereof;

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  the development of affiliated brands, product diversification and future corporate development;

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  the competitive conditions of the industry and the Company's market expertise;

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  whether the Company will have sufficient working capital and its ability to obtain financing required in order to develop its business and continue operations;

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  the applicable laws, regulations, licensing and any amendments thereof related to the cultivation, production and sale of cannabis products;

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  the potential time frame for the implementation of regulations with respect to the regulatory framework for edible cannabis, cannabis extracts and cannabis topical products;

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  the applicable laws and regulations, and the potential time frame for the implementation of such laws and regulations, to legalize and regulate medical or recreational cannabis (and the consumer products derived therefrom) internationally;

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  the grant, renewal and impact of any licence or supplemental licence to conduct activities with cannabis or any amendments thereof;

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  the anticipated future gross sales and margins of the Company's operations and the potential for significant losses;

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  the performance of the Company's business and operations; and

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  the ability of the Company to continue to attract, develop, motivate and retain highly qualified and skilled employees, including members of senior management.

        Forward-looking statements contained in certain documents incorporated by reference in this prospectus are based on the key assumptions described in such documents. Certain of the forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of Aphria concerning the cannabis industry and the Company's business and operations are based on estimates prepared by Aphria using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Aphria believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While Aphria is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

        Readers are cautioned that a number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management's expectations, and such forward-looking statements may not be appropriate for any other purpose. Readers should not place undue reliance on forward-looking statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Holders of the securities should read the entire registration statement of which this prospectus is a part, and each applicable prospectus supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding and disposing of the securities offered hereunder.

PROSPECTUS SUMMARY

        This summary highlights some of the information contained in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus, including the documents incorporated by reference herein, the more detailed information regarding our Company and our common shares being sold in this offering, as well as our consolidated financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in our common shares. Some of the statements in this prospectus constitute forward-looking statements. See "Forward-Looking Information."

        Aphria is licensed to produce and sell medical and adult-use cannabis and cannabis-derived extracts in Canada under the provisions of the Cannabis Act. Aphria received its licence to produce and sell medical cannabis on November 26, 2014, followed by its licence to sell cannabis extracts on August 18, 2016. These licences (the "Licences") were extended to include the adult-use market on October 17, 2018. The Licences currently do not contain a cap on production or sales. The Licences have a current term that ends on March 25, 2020.

        Aphria's head office is based in Leamington, Ontario, adjacent to the Company's original 1,100,000 square foot Leamington greenhouse facility known as "Aphria One." On March 4, 2019, Health Canada granted an amendment permitting the Company to commence production in an additional 800,000 square feet of facilities at Aphria One, as part of the Company's Part IV and Part V Expansions (each as defined in the Annual Information Form).

        Aphria holds third-party independent good manufacturing practice ("GMP") certification of its Leamington, Ontario growing and processing facilities. The certification is for the current GMP standards of CFR 21 parts 210/211 established by the United States Food and Drug Administration for Active Pharmaceutical Ingredients and Finished Pharmaceuticals. A portion of Aphria One's facility received its European Union GMP certification ("EU-GMP") as an active substance manufacturer from the Malta Medicines Authority on January 21, 2020.

Broken Coast

        In addition to the Licences, the Company equally holds a licence issued pursuant to the Cannabis Act in the name of its subsidiary, Broken Coast Cannabis Ltd. ("Broken Coast"). Broken Coast operates a fully licensed indoor cannabis production facility on Vancouver Island. The facility sits on a 4.5 acre parcel of owned land that has the necessary surrounding infrastructure to support further expansion. Broken Coast's licence was renewed on April 20, 2018 and provides for total production space of 44,000 square feet.

Avanti

        Through the acquisition of Nuuvera Inc., the Company acquired Brampton-based ARA — Avanti Rx Analytics Inc. ("Avanti"), which currently holds four Canadian licences: (i) Cannabis Processing Licence; (ii) Cannabis Analytical Testing Licence; (iii) Drug Establishment Licence; and, (iv) Medical Device Establishment Licence.

        In addition to allowing the Company to possess and handle cannabis and cannabis derivative products, these licences allow Avanti to engage in the possession, production, packaging, sale, transportation and delivery and testing of drugs and medical devices. The Company is also able to complete testing/analysis of active pharmaceutical ingredients.

        Avanti is currently in the process of securing EU-GMP, which will then be used as the Canadian staging site for international bound GMP certified products. Avanti received its EU-GMP certification in respect of medicinal products for human use and investigational medicinal products for human use, from the Malta Medicines Authority on January 21, 2020.

Aphria Germany

        On April 5, 2019, Aphria announced that its German subsidiary, Aphria Deutschland GmbH ("Aphria Germany") was selected by the German Federal Institute for Drugs and Medical Devices ("BfArM") to receive a licence for the domestic cultivation of medical cannabis. Subsequently, Aphria Germany secured the licence for the domestic cultivation of medical cannabis from BfArM and, Aphria was granted a cultivation licence for five of the 13 total lots awarded by BfArM.

ASG

        On June 21, 2018, the Company announced that its Malta-based subsidiary, ASG Pharma Ltd. ("ASG"), received the first import licence for medical cannabis issued by the Malta Medicines Authority. The licence allows ASG to import medical cannabis for analytical testing and research. ASG is in the process of securing EU-GMP and will be the central importer and distributor of Canadian product in Europe.

Aphria Diamond

        On November 1, 2019, 1974568 Ontario Limited, Aphria's majority-owned Leamington-based subsidiary ("Aphria Diamond"), received its licence from Health Canada to possess, cultivate, propagate, harvest, and sell cannabis. The licence has a current term that ends on November 1, 2020.

        For additional information about our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        Aphria was incorporated under the Business Corporations Act (Alberta) on June 22, 2011, as Black Sparrow Capital Corp. ("Black Sparrow"), a capital pool company listed on the TSX Venture Exchange (the "TSXV"). 2427745 Ontario Inc. ("Subco"), a wholly-owned subsidiary of Black Sparrow, was incorporated on July 24, 2014, in order to effect a business combination with Pure Natures Wellness Inc. d/b/a Aphria ("Pure Natures") whereby Black Sparrow would acquire all of the issued and outstanding shares of Pure Natures pursuant to a court-approved plan of arrangement. Pure Natures amalgamated with Subco under the Business Corporations Act (Ontario) (the "OBCA") to form a wholly owned subsidiary of Black Sparrow, and together with Black Sparrow, was continued in Ontario on December 1, 2014, as "Aphria Inc." under the OBCA. On March 22, 2017, Aphria graduated from the TSXV to the TSX. On July 23, 2018, Pure Natures amalgamated with Aphria and continued as Aphria Inc. in Ontario. On November 2, 2018, Aphria listed the common shares on the NYSE. The common shares are listed under the symbol "APHA" on the TSX and NYSE.

        Aphria's registered office is located at 1 Adelaide Street East, Suite 2310, Toronto, Ontario, M5C 2V9. Our website address is www.aphriainc.com. Information contained on our website does not constitute part of this prospectus.

        For a detailed description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference to this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

THE OFFERING

Issuer	Aphria Inc.
Common Shares Offered	7,022,472 common shares issuable upon the exercise of warrants
Common Shares Outstanding Prior to Exercise of Warrants	267,134,208 (as of February 27, 2020)
Common Shares Outstanding Assuming Exercise of All Warrants	274,156,680 (based on total common shares outstanding as of February 27, 2020)
Use of Proceeds

We will not receive any proceeds from the sale of common shares by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately C$65 million (approximately $49.2 million calculated using the noon-buying rate of one Canadian dollar to $0.7566 U.S. dollars, as announced by the Federal Reserve on February 21, 2020). Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants to finance international expansion and for working capital and general corporate purposes.

Market for Common Shares, Warrants and Units	Our common shares are listed on NYSE and TSX under the symbol "APHA."

        The number of common shares to be outstanding immediately after this offering (assuming exercise of all warrants) is based on approximately 267,134,208 common shares outstanding as of February 27, 2020 and excludes:

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  200,000 common shares issuable upon exercise of outstanding warrants (other than the 7,022,472 common shares issuable upon exercise of the warrants as contemplated in this prospectus).

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  6,866,905 common shares issuable upon exercise of outstanding stock options, 112,830 common shares issuable upon settlement of outstanding deferred share units and 1,810,021 common shares issuable upon exercise of outstanding restricted share units under our Omnibus Incentive Plan (the "Plan");

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  17,923,664 common shares reserved for future issuance under the Plan; and

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  Up to 37,297,540 common shares issuable upon the conversion of debentures.

RISK FACTORS

        Investment in our common shares involves risks. Before making an investment decision, you should carefully consider the "Risk Factors" beginning on page 7 of this prospectus and "Industry Trends and Risks" in our most recent Management's Discussion and Analysis, which is updated on a quarterly basis and incorporated by reference herein, as well as any similar sections concerning factors you should consider before investing in our common shares contained in any other documents we incorporate by reference or include in any prospectus supplement. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in our common shares.

Risks Related to the Common Shares

There is no guarantee that the common shares will earn positive returns.

        There is no guarantee that the common shares will earn any positive return in the short term or long term. A holding of common shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks. A holding of common shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

        Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of securities under this prospectus and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the common shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

You may experience dilution as a result of future equity offerings.

        The Company may sell additional common shares or other securities that are convertible or exchangeable into common shares in subsequent offerings or may issue additional Common shares or other securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the common shares. Sales or issuances of substantial numbers of common shares or other securities that are convertible or exchangeable into common shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the common shares. With any additional sale or issuance of common shares or other securities that are convertible or exchangeable into common shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company's stock options or other convertible securities convert or exercise their securities and sell the common shares they receive, the trading price of the common shares on the TSX and/or NYSE may decrease due to the additional amount of common shares available in the market.

The price of our common shares may fluctuate significantly and you could lose all or part of your investment.

        The market price of our common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the our control. This volatility may affect the ability of holders of common shares to sell their securities at an advantageous price. Market price fluctuations in the common shares may be due to the Company's operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts' estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the common shares.

        Financial markets have historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the common shares may decline even if the Company's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company's operations could be adversely impacted and the trading price of the common shares may be materially adversely affected.

There can be no assurance that there will be sufficient liquidity of the common shares on the trading market.

        Shareholders of the Company may be unable to sell significant quantities of common shares into the public trading markets without a significant reduction in the price of their common shares, or at all. There can be no assurance that there will be sufficient liquidity of the common shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX, the NYSE or achieve listing on any other public listing exchange.

U.S. Holders (as defined below) that own 10% or more of the vote or value of our common shares may suffer adverse tax consequences because we and/or any of our non-U.S. subsidiaries are expected to be characterized as a "controlled foreign corporation" ("CFC") under Section 957(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

        A non-U.S. corporation is considered a CFC if more than 50 percent of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation, is owned, or is considered as owned by applying certain constructive ownership rules (for this purpose warrant holders are deemed to actually own the underlying common shares which the warrants are convertible into), by United States shareholders (U.S. persons who own stock representing 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of shares of all classes of stock of such non-U.S. corporation) on any day during the taxable year of such non-U.S. corporation. Certain United States shareholders of a CFC generally are required to include currently in gross income such shareholders' share of the CFC's "Subpart F income", a portion of the CFC's earnings to the extent the CFC holds certain U.S. property, and a portion of the CFC's "global intangible low-taxed income" (as defined under Section 951A of the Code). Such United States shareholders are subject to current U.S. federal income tax with respect to such items, even if the CFC has not made an actual distribution to such shareholders. "Subpart F income" includes, among other things, certain passive income (such as income from dividends, interests, royalties, rents and annuities or gain from the sale of property that produces such types of income) and certain sales and services income arising in connection with transactions between the CFC and a person related to the CFC. "Global intangible low-taxed income" may include most of the remainder of a CFC's income over a deemed return on its tangible assets.

        As a result of certain changes in the U.S. tax law introduced by tax legislation enacted on December 22, 2017, entitled "an Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018", we believe that our non-U.S. subsidiaries are expected to be classified as CFCs in the current taxable year. For U.S. Holders who hold 10% or more of the vote or value of our capital stock, this may result in adverse U.S. federal income tax consequences, such as current U.S. taxation of Subpart F income and of any such shareholder's share of our accumulated non-U.S. earnings and profits (regardless of whether we make any distributions), taxation of amounts treated as global intangible low-taxed income under Section 951A of the Code with respect to such shareholder (regardless of whether we make any distributions), and being subject to certain reporting requirements with the U.S. Internal Revenue Service (the "IRS"). Any such U.S. Holder who is an individual generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. corporation. If you are a U.S. Holder who holds 10% or more of the vote or value of our common shares, you should consult your own tax advisors regarding the U.S. tax consequences of acquiring, owning, or disposing of our common shares.

We may be characterized as a passive foreign investment company, which may result in adverse U.S. federal income tax consequences for U.S. Holders of our common shares.

        We may be characterized as a passive foreign investment company ("PFIC") under the PFIC rules for U.S. federal income tax purposes if for any taxable year our passive income or our assets that produce passive income exceed specified levels. Our characterization as a PFIC could result in adverse U.S. tax consequences for our U.S. holders, which may include having certain distributions on the common shares and gains realized on the sale of common shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of common shares and certain distributions. Based on current business plans and financial expectations, although there can be no assurance, we expect that we will not be a PFIC for our current taxable year and expect that we will not be a PFIC for the foreseeable future.

        Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of the common shares, but these elections may be detrimental and/or unavailable to the shareholders under certain circumstances. Additionally, we do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are characterized as a PFIC. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of our characterization as a PFIC.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form F-3 under the Securities Act, with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and this prospectus does not contain all of the information set forth in the Registration Statement.

        We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those in the United States. You can access the registration statement together with its exhibits at the SEC's website at www.sec.gov in order to obtain more information about us and about the securities offered with this prospectus.

        The SEC allows us to "incorporate by reference" the information we file with or furnish to them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with or furnish to the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate by reference the documents listed below:

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  Annual Report on Form 40-F for the year ended May 31, 2019, initially filed with the SEC on August 1, 2019, as subsequently amended by Amendment No. 1 filed on August 26, 2019 (including the exhibits thereto);

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  Management Information Circular, dated October 4, 2019, in connection with the annual meeting of shareholders to be held on November 14, 2019 (incorporated by reference to exhibit 99.2 to our third Form 6-K furnished to the SEC on October 15, 2019);

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  Condensed Interim Consolidated Financial Statements for the three months and six months ended November 30, 2019 and November 30, 2018, together with the notes thereto (incorporated by reference to exhibit 99.1 to our first Form 6-K furnished to the SEC on January 14, 2020);

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  Management's Discussion and Analysis for the three months and six months ended November 30, 2019 (incorporated by reference to exhibit 99.2 to our first Form 6-K furnished to the SEC on January 14, 2020);

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  Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on December, 11, 2019 (including the exhibits thereto) and February 3, 2020 (including the exhibits thereto);

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  The description of our common shares included under the heading "Capital Structure" in our Annual Information Form for the fiscal year ended March 31, 2017 (incorporated by reference to exhibit 99.3 to our registration statement on Form 40-F filed with the SEC on October 18, 2018, including all amendments and reports filed for the purpose of updating such description) (the description of our common shares is superseded by the section entitled "Description of Securities" in this prospectus); and

  •
  With respect to each offering of securities under this prospectus, all subsequent reports that we file with the SEC under section 13(a), 13(c) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

        We will provide without charge, a copy of any and all of the documents referred to herein, to each person who makes a written or oral request, by writing or calling us at the following address or telephone number:

98 Talbot St. W.
Leamington, Ontario N8H 1M8
Canada
Tel: (844) 427-4742

USE OF PROCEEDS

        We will not receive any proceeds from the sale of common shares by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately C$65 million (approximately $49.2 million calculated using the noon-buying rate of one Canadian dollar to $0.7566 U.S. dollars, as announced by the Federal Reserve on February 21, 2020). Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants to finance international expansion and for working capital and general corporate purposes.

DESCRIPTION OF SECURITIES

        The following is a brief summary of certain general terms and provisions of the securities to be offered under this prospectus as of the date of this prospectus. The summary does not purport to be complete and is indicative only. See "Where You Can Find More Information."

General

        We are a company amalgamated under the laws of the Province of Ontario, Canada. All shares in our capital are of the same class.

Common Shares

        Our authorized capital consists of an unlimited number of common shares without par value, of which 267,134,208 are issued and outstanding as of February 27, 2020.

        The holders of our common shares are entitled to one vote per share at all meetings of the shareholders of the Company either in person or by proxy. The holders of our common shares are also entitled to dividends, if and when declared by the directors of the Company and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company. Our common shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. Our common shares are not subject to call or assessment rights or any pre-emptive or conversion rights. There are no provisions for redemption, purchase for cancellation, surrender or purchase of funds.

        Our common shares are listed on the NYSE and TSX under the symbol "APHA."

Transfer Agent and Registrar

        The registrar and transfer agent for the common shares is Computershare Investor Services Inc. at its office in Toronto, Ontario.

 PLAN OF DISTRIBUTION

        Our common shares issued pursuant to this prospectus will be issued directly to the holders of warrants upon payment of the exercise price to us. We are required to pay all fees and expenses incident to the registration of our common shares to be offered and sold pursuant to this prospectus, which we expect to be approximately $50,000.

        The registered holder of any warrant may exercise the warrant to acquire the underlying common shares by surrendering the warrant certificate representing such warrants at any time prior to 24 months from January 31, 2020 (the "Expiration Date") to Computershare Trust Company of Canada, the warrant agent, at its principal office in the City of Toronto, Ontario, with a duly completed and executed exercise form of the registered holder or his executors, administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the warrant agent, substantially in the form endorsed on the warrant certificate specifying the number of underlying common shares subscribed for together with a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company in an amount equal to C$9.26 ("Exercise Price") multiplied by the number of underlying common shares subscribed for. A warrant certificate with the duly completed and executed exercise form and payment of the Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the warrant agent.

        A beneficial owner who desires to exercise his uncertificated warrants, must do so by causing a participant recognized by CDS Clearing and Depository Services Inc. ("CDS") to deliver to CDS (at its office in the City of Toronto), on behalf of the beneficial owner at any time prior to the Expiration Date, a written notice of intention to exercise such warrants. Upon receipt by CDS of such notice, as well as payment for the Exercise Price, CDS shall deliver to the warrant agent confirmation of its intention to exercise the warrants in a manner acceptable to the warrant agent, including by electronic means through the book-based securities system administered by CDS.

        No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of common shares to be issued to such holder and no cash amount will be payable in lieu thereof.

        The above description is qualified in its entirety by reference to the warrant indenture, which is attached at exhibit 4.1 hereto and incorporated by reference herein.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of common shares by U.S. Holders. This discussion applies to U.S. Holders that hold such common shares as capital assets. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, holders who are subject to Section 451(b) of the Code, persons who hold common shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment, persons that have a "functional currency" other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of common shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences relating to an investment in the common shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of common shares.

        Persons considering an investment in common shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of common shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

        In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income is "passive income" (the "PFIC income test") or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (the "PFIC asset test"). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

        We do not believe we were a PFIC for the year ending May 31, 2019. While we also do not believe we will be a PFIC for the current taxable year, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of common shares, which may fluctuate considerably, we may be a PFIC in future taxable years under the PFIC asset test. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

        If we are a PFIC in any taxable year during which a U.S. Holder owns common shares, the U.S. Holder could be liable for additional taxes and interest charges under the "PFIC excess distribution regime" upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for the common shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the common shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for common shares. In the case of common shares obtained through the exercise of warrants, the holding period will include the holding period of the underlying warrants. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

        If we are a PFIC for any year during which a U.S. Holder holds common shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the common shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to the common shares (no such election is available to warrants). If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder's common shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

        If we are a PFIC for any taxable year during which a U.S. Holder holds common shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

        If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on common shares if such U.S. Holder makes a valid "mark-to-market" election for our common shares (but not for our warrants). A mark-to-market election is available to a U.S. Holder only for "marketable stock." Our common shares will be marketable stock as long as they remain listed on the NYSE and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of common shares held at the end of such taxable year over the adjusted tax basis of such common shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such common shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in common shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of common shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

        A mark-to-market election will not apply to common shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election, however, will not apply to any non-U.S. subsidiaries that we currently own, may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we currently own, may organize or acquire in the future notwithstanding the U.S. Holder's mark-to-market election for the common shares.

        However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves "marketable." As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares, the U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

        The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund ("QEF") election (no such election is available to warrants). At this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

        Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

        The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of common shares, the consequences to them of an investment in a PFIC, any elections available with respect to the common shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of common shares of a PFIC.

Taxation of Distributions

        Subject to the discussion above under "Passive Foreign Investment Company Consequences," a U.S. Holder that receives a distribution with respect to common shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder's pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder's pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder's common shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder's common shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on common shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

        The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S. source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of common shares or rights to acquire common shares) will be the fair market value of such property on the date of distribution.

        Dividends paid by a "qualified foreign corporation" are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under "Passive Foreign Investment Company Consequences"), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

        A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on common shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S. Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, our common shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on NYSE, as we intend the common shares to be. Therefore, subject to the discussion above under "Passive Foreign Investment Company Consequences," if the U.S. Treaty is applicable, or if the common shares are readily tradable on an established securities market in the United States, dividends paid on common shares will generally be "qualified dividend income" in the hands of individual U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions.

Receipt of Shares Upon Exercise of Warrant.

        The U.S. Holder's tax basis in the common shares received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder's initial investment in the warrant (if the U.S. Holder acquired such warrants as part of a unit then the initial investment in the warrant is the portion of the U.S. Holder's purchase price for units that is allocated to the warrant) and the exercise price. The U.S. Holder's holding period for the common shares received upon exercise of the warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants.

Sale, Exchange or Other Disposition of Common Shares

        Subject to the discussion above under "Passive Foreign Investment Company Consequences," a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of common shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the common shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the common shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of common shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

        Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of common shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in common shares.

Information Reporting and Backup Withholding

        U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under "Passive Foreign Investment Company Consequences," each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for common shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

        Dividends on and proceeds from the sale or other disposition of common shares generally must be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder:

  •
  fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or

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  is described in certain other categories of persons.

        However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

        U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

        EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO THE INVESTOR OF AN INVESTMENT IN OUR COMMON SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") that apply to a purchaser who acquires, as a beneficial owner, common shares pursuant to this offering and who, at all relevant times, for purposes of the Tax Act or any applicable income tax treaty or convention (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm's length with the Company and is not affiliated with the Company; (3) does not use or hold, and is not deemed to use or hold, the common shares in a business carried on, or deemed to be carried on, in Canada; and (4) has not acquired the common shares in a transaction or transactions considered to be an adventure in the nature of trade. A purchaser that meets all of the foregoing requirements is referred to as a "Holder" in this summary, and this summary only addresses such Holders.

        Special rules, which are not discussed in this summary, may apply to a Holder that is (i) an insurer that carries on an insurance business in Canada and elsewhere; or (ii) an "authorized foreign bank" (as defined in the Tax Act). All such purchasers should consult their own tax advisors.

        This summary is based on the current provisions of the Tax Act, the regulations thereunder (the "Regulations"), and where noted the current provisions of the Canada-United States Tax Convention (1980) (the "Canada-U.S. Tax Treaty") and the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations and the Canada-U.S. Tax Treaty publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practice of the CRA whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account other federal or any provincial, territorial, state, or foreign tax legislation or considerations, which may be different from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular purchaser, and no representations with respect to the income tax consequences to any purchaser are made. Prospective purchasers should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring common shares pursuant to this offering having regard to their particular circumstances.

Currency Conversion

        For purposes of the Tax Act, all relevant amounts relating to the acquisition, holding or disposition of the common shares (including adjusted cost base, proceeds of disposition, and dividends, if any) must generally be expressed in Canadian dollars. Accordingly, amounts denominated in U.S. dollars must be converted into Canadian dollars based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Dividends

        Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding under any applicable income tax treaty or convention between Canada and the country of residence of the Holder. Where the Holder is a U.S. resident entitled to applicable benefits under the Canada-U.S. Tax Treaty and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%. Holders who may be eligible for a reduced rate of withholding on dividends pursuant to any applicable income tax treaty or convention should consult with their own tax advisors.

Disposition of Common Shares

        Generally, a Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Holder on a disposition of common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares constitute "taxable Canadian property" (as defined in the Tax Act) of the Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

        Provided the common shares are listed on a "designated stock exchange" as defined in the Tax Act (which currently includes the TSX and the NYSE) at the time a common shares are disposed of, the common shares will generally not constitute taxable Canadian property to a Holder at a particular time, unless, at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (i) the Holder, persons with whom the Holder did not deal with at arm's length, partnerships in which the Holder or persons with whom the Holder did not deal with at arm's length holds a membership interest directly or indirectly through one or more partnerships, or the Holder together with all such foregoing persons and partnerships, owned 25% or more of the issued shares of any class or series of the Company's capital stock, and (ii) more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Tax Act), "timber resource properties" (as defined in the Tax Act), or options in respect of, or interests in, or civil law rights in such property, whether or not such property exists.

        Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, common shares which are not otherwise taxable Canadian property could be deemed to be taxable Canadian property.

        If the common shares are taxable Canadian property to a Holder any capital gain realized on the disposition or deemed disposition of such common shares may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Holder.

        A Holder whose common shares may be taxable Canadian property, should consult their own tax advisors with respect to the consequences of disposing of a common share.

 ENFORCEABILITY OF CIVIL LIABILITIES

        The Company was amalgamated under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.

        As a result, investors who reside in the United States may have difficulty serving legal process in the United States upon the Company or its directors or officers, as applicable, or enforcing judgments obtained in United States courts against any of them or the assets of any of them located outside the United States, or enforcing against them in the appropriate Canadian court judgments obtained in United States courts, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Company or any of its directors or officers, as applicable, based upon United States federal securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        The partners and associates of Fasken Martineau DuMoulin LLP (Canadian counsel for Aphria), as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of Aphria.

LEGAL MATTERS

        Fasken Martineau DuMoulin LLP, our Canadian counsel, will pass upon the validity of our common shares offered by this prospectus for us. Certain matters under U.S. federal law will be passed upon for us by DLA Piper LLP (US), New York, New York, our United States counsel.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 40-F for the year ended May 31, 2019 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Under the Business Corporations Act (Ontario), Aphria Inc. (the "Registrant") may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "Individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the Individual is involved because of that association with the Registrant or other entity, on the condition that:

  (i)
  the Individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the Individual acted as a director or officer or in a similar capacity at the Registrant's request; and

  (ii)
  if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the Individual unless the Individual had reasonable grounds for believing that his or her conduct was lawful.

        The Registrant may advance money to a director, officer, or other Individual in relation to the foregoing matters, but the Individual shall repay the money if the Individual does not fulfill the conditions set out in (i) and (ii) above.

        Further, the Registrant may, with the approval of a court, indemnify an Individual in respect of an action by or on behalf of the Registrant or other entity, or advance moneys as set out above, to obtain a judgment in its favor, to which the Individual is made a party because of the Individual's association with the Registrant or other entity as a director or officer, a former director or officer, an Individual who acts or acted at the Registrant's request as a director or officer, or an Individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the Individual in connection with such action, if the Individual fulfills the conditions in (i) and (ii) above. Such Individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the Individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the Individual is subject because of the Individual's association with the Registrant or other entity as described above, provided the Individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the Individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

        The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another Individual who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives of such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal or administrative, or other proceeding in which the Individual is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if: (i) the Individual acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the Individual's conduct was lawful.

        The by-laws of the Registrant provide that the Registrant shall indemnify to the fullest extent permitted by the Business Corporations Act (Ontario), (i) any director or officer of the Registrant; (ii) any former director or officer of the Registrant; (iii) any individual who acts or acted at the Corporation's request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

        Directors and officers of the Registrant have entered into indemnity agreements with the Registrant whereby the Registrant has agreed to indemnify and save harmless the directors and officers of the Registrant (the "Indemnified Party") against all losses, liabilities, claims, damages, costs, disbursements, charges or expenses suffered or incurred by the Indemnified Party as a result or by reason of the Indemnified Party being or having been a director and/or officer of the Registrant or by reason of any action taken by the Indemnified Party in his or her capacity as a director and/or officer of the Registrant, and any amount paid by the Indemnified Party to settle any action or satisfy a judgement, fine or monetary penalty in respect of any proceeding including all legal and other professional fees, costs, expenses and disbursements, all reasonable expenses, fines or other financial penalties in connection with a proceeding, and the full amount of any income taxes the Indemnified Party is required to pay as a consequence of receiving any payment made by the Registrant pursuant to the indemnity agreement.

        The form of indemnity agreement provides that the Registrant has no obligation or liability to indemnify the Indemnified Party in the event that the Indemnified Party's behavior contravenes the Business Corporations Act (Ontario) including where the Indemnified Party (a) failed to act honestly and in good faith with a view to the best interests of the Registrant, or (b) in the case of criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable ground for believing that his or her conduct was unlawful.

        Under the indemnity agreement, the Registrant has no obligation to indemnify the Indemnified Party if a final decision of a Court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

        Under the terms of the indemnity agreement, in the event that there is a change of control transaction or the Registrant enters into any contract, arrangement, amalgamation, merger, takeover bid, tender offer, exchange offer, reorganization, business combination or similar transaction, the surviving entity to the Registrant's business shall fulfill the Registrant's obligations under the indemnity agreement, and if as a result of any transaction the directors' and officers' liability insurance is terminated and not replaced, then the Registrant shall use its best efforts to cause a run off "tail" insurance policy to be purchased for the benefit of the Indemnified Party with substantially the same coverage and for no less than six (6) years following the transaction.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario). With respect to certain cases commenced in the United States, as described in the Registrant's Management's Discussion and Analysis for the three and six months ended November 30, 2019 (incorporated by reference to exhibit 99.2 to the Registrant's first Form 6-K furnished to the SEC on January 14, 2020 and as may be updated from time to time), the Registrant is self-insured for the costs associated with any award or damages arising from such actions and has entered into indemnity agreements (as described above) with each of the Registrant's directors and officers and, subject to certain exemptions, will cover any costs incurred by them in connection with any of the class action claims.

Item 9.    Exhibits

        The list of exhibits is incorporated herein by reference to the Exhibit Index preceding the signature pages.

Item 10.    Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

    (5)
    That, for the purpose of determining liability under the Securities Act to any purchaser:

      (A)
      Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (6)
    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the Registrant to the purchaser.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Document
4.1		Warrant Indenture, dated January 30, 2020 (incorporated by reference to exhibit 99.2 to our Form 6-K furnished to the SEC on February 3, 2020)

4.2		Form of Warrant Certificate (included in Schedule A to Exhibit 4.1)

5.1	*	Opinion of Fasken Martineau DuMoulin LLP

8.1	*	Opinion of Fasken Martineau DuMoulin LLP, as to Canadian tax matters (included in Exhibit 5.1)

8.2	*	Opinion of DLA Piper LLP (US), as to U.S. tax matters

23.1	*	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

23.2	*	Consent of DLA Piper (US) LLP (included in Exhibit 8.2)

23.3	*	Consent of PricewaterhouseCoopers LLP

24.1	*	Powers of Attorney (included on signature page of this Registration Statement)

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Ontario, Canada, on March 3, 2020.

APHRIA INC.
By:	/s/ CARL A. MERTON Carl A. Merton Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned directors and officers of Aphria Inc., hereby severally constitute and appoint Irwin Simon and Carl Merton and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on March 3, 2020.

Signature	Title

/s/ IRWIN D. SIMON Irwin D. Simon	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ CARL A. MERTON Carl A. Merton	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
/s/ JODI BUTTS Jodi Butts	Director
/s/ JOHN M. HERHALT John M. Herhalt	Director
/s/ TOM LOONEY Tom Looney	Director

Signature	Title

/s/ RENAH PERSOFSKY Renah Persofsky	Director
/s/ WALTER ROBB Walter Robb	Director
/s/ DAVID HOPKINSON David Hopkinson	Director

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on March 3, 2020.

COGENCY GLOBAL INC.
By:	/s/ COLLEEN A. DE VRIES
	Name:	Colleen A. De Vries
	Title:	Senior Vice President